Energy Fuels Announces Q1-2016 Results

Lakewood, Colorado – May 6, 2016

Energy Fuels Inc. (NYSE MKT:UUUU; TSX:EFR) (“Energy Fuels” or the “Company”), today reported its financial results for the quarter ended March 31, 2016. The Company’s quarterly report on Form 10-Q has been filed with the U.S. Securities and Exchange Commission (“SEC”), and may be viewed on the Electronic Document Gathering and Retrieval System (“EDGAR”) at www.sec.gov/edgar.shtml, on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, and on the Company’s website at www.energyfuels.com. Unless noted otherwise, all dollar amounts are in US dollars.

Financial Highlights for the Quarter-Ended March 31, 2016:

  $18.0 million of total revenue was realized by the Company.
  Gross Profit of $5.9 million from mining and milling operations was realized by the Company, representing a gross profit margin of approximately 33%.
  350,000 pounds of U3O8 sales were completed by the Company at an average realized price of $51.36 per pound. 300,000 pounds of sales were pursuant to long-term contracts at an average price of $54.19 per pound and 50,000 pounds of sales were sold to a utility at the then-prevailing spot price of $34.40 per pound.
  At March 31, 2016, the Company had $37.5 million of working capital, including cash and cash equivalents of $16.5 million and approximately 225,000 pounds of uranium concentrate inventory. In addition, at March 31, 2016, the Company had $8.3 million receivable pursuant to a uranium sale made on March 15, 2016. The Company subsequently received the cash for this receivable in April 2016.
  A net loss of $8.8 million was realized by the Company, primarily as a result of $7.4 million of investments we are making in future production, including completion of the elution circuit at Nichols Ranch, continued shaft-sinking and resource evaluation at the Canyon Project, and construction of new leach tanks at the White Mesa Mill.
  85,000 pounds of U3O8 were recovered by the Company, all of which came from the Nichols Ranch Project.

Development Highlights for the Quarter-Ended March 31, 2016:

  Shaft-sinking operations continue at the Canyon Project. The shaft, which is expected to be constructed to a total depth of 1,470 feet, is at a depth of approximately 900 feet as of April 30, 2016. Underground drilling to further evaluate the Canyon deposit is expected to occur in mid-2016, when the shaft reaches a depth of approximately 1,000 feet.
  The Company completed construction and licensing of the elution circuit at the Nichols Ranch Project in February 2016. Energy Fuels now has 100% self-contained ISR processing capabilities, which is expected to significantly lower the Company’s future costs of production on a per pound basis by avoiding 3rd party toll processing fees.

Acquisition Highlights for the Quarter-Ended March 31, 2016:

  On March 7, 2016, the Company announced that it had entered into a definitive agreement (“DA”) to acquire Mesteña Uranium, LLC (“Mesteña”), a well-known, closely-held uranium supplier that operates the Alta Mesa ISR Project in South Texas. Under the terms of the DA, Energy Fuels will issue 4,551,284 common shares of the Company to the current owners of Mesteña. The closing of the transaction is expected to occur in May 2016, subject to the receipt of all applicable regulatory and stock exchange approvals and the satisfaction of certain other conditions to closing. The acquisition of Mesteña is expected to expand Energy Fuels’ lower-cost uranium recovery operations. Mesteña is currently on standby and will resume uranium recovery operations upon sufficient improvement in uranium prices.
  On March 4, 2016, the Company announced that it had entered into a Letter of Intent to acquire the 40% interest in the Roca Honda Project held by Sumitomo Corporation. The Company and Sumitomo are working towards finalizing a definitive agreement for this transaction, subject to stock exchange and final Sumitomo approvals by mid-May, and an expected closing by the end of May 2016. Upon completion of this acquisition, the Company will own 100% of the Roca Honda Project, which is one of the largest and highest- grade uranium projects in the U.S. and in an advanced stage of permitting.

Financing Highlights for the Quarter-Ended March 31, 2016:

  On March 14, 2016, the Company closed an equity financing, under which it raised net proceeds of $10.98 million, after commissions and estimated expenses of the offering, through the issuance of 5,031,250 units, with each unit consisting of one common share and one half of one common share purchase warrant, at a price of $2.40 per unit. Each warrant will be exercisable for three years following the closing date and will entitle the holder thereof to acquire one common share of the Company upon exercise at an exercise price of $3.20 per share.

Stephen P. Antony, Energy Fuels’ President and CEO stated: “While the price of uranium has disappointed so far in 2016, Energy Fuels continues to pursue efforts aimed at lowering operating and other costs, while also advancing our long-term ability to ramp-up mineral extraction activities in the future. We continue to adjust our business plan to appropriately respond to uranium prices that are near multi-year lows today, but expected to rise significantly over the long-term. As such, we have made the decision to save significant cash in 2016 by planning to delay previously announced capital expenditures, including wellfield expansion at Nichols Ranch. While this decision is expected to lower production at Nichols Ranch by 50,000 pounds this year, White Mesa Mill uranium recoveries are now expected to be higher than originally forecast. Therefore, we are maintaining our previous guidance of 950,000 total pounds of uranium recovery in 2016.

“We continue to pursue shaft-sinking and resource evaluation activities at our Canyon Project in Arizona, and later in the year, we hope to announce positive results at this low-cost project. Finally, we expect to lower our portfolio-wide cost of production upon the closing of our pending acquisition of Mesteña Uranium, and its ISR production in South Texas. While long-term uranium market pricing is currently lower than the pricing contained in our four existing contracts, upon only a modest uplift in current long-term prices, Mesteña will provide Energy Fuels with the potential to sign uranium sales contracts which meet targeted operating margins for the Company. As a result, Mesteña is a key acquisition for Energy Fuels as we navigate today’s challenging uranium markets.”

Selected Summary Financial Information:

	Three months	Three months
	ended	ended
$000, except per share data	March 31, 2016	March 31, 2015
Results of Operations:
Total revenues	$17,996	$7,600
Gross profit	5,853	3,756
Net loss attributable to the company	(8,808)	(1,203)
Basic and diluted earnings (loss) per share	(0.19)	(0.06)

	As at March 31,	As at December 31,
$000's	2016	2015
Financial Position:
Working capital	$37,469	$34,869
Property, plant and equipment	27,915	29,069
Mineral properties	91,000	91,031
Total assets	192,228	192,280
Total long-term liabilities	39,452	38,675

Overview

The Company expects to recover approximately 950,000 pounds of U3O8 for the year ending December 31, 2016, as further described below. The Company currently has finished goods inventory and uranium extraction and recovery capabilities that exceed the commitments contained in its existing sales contracts. As a result, both ISR and conventional uranium extraction and/or recovery have been, and are expected to continue to be, maintained at conservative levels until such time as market conditions improve sufficiently and/or the Company requires cash to meet its business needs.

ISR Uranium Segment

In response to current market conditions, the Company expects to delay the planned construction of one of its wellfields at the Nichols Ranch Project to 2017. We currently plan to extract and recover approximately 300,000 pounds of U3O8 for the year ending December 31, 2016, compared with our previous estimate of 350,000 pounds for 2016, as a result of this planned delay. At March 31, 2016, the Nichols Ranch wellfields had seven header houses extracting uranium. The Company plans to complete an eighth header house by the end of 2016. A ninth header house was originally planned for completion in 2016, but has been delayed due to market conditions.

In February 2016, the Company completed construction of the elution circuit and began the elution process at the Nichols Ranch Plant. Yellowcake slurry from this circuit is being shipped to our White Mesa Mill for final yellowcake drying, packaging, and shipment to a conversion facility.

Permitting of the adjacent Jane Dough Property is continuing and is expected to be completed in advance of our need to begin wellfield construction. Also, the nearby Hank Project is fully permitted to be constructed as a satellite facility to the Nichols Ranch Plant.

Conventional Uranium Segment

The Company expects the White Mesa Mill to recover approximately 650,000 pounds of U3O8 for the year ending December 31, 2016.

The Company is planning to recover approximately 425,000 pounds of U3O8, which wasextracted from its Pinenut Project. This is an increase of 50,000 pounds over what was previously announced, due to updated weights and assays upon receipt of material at the Mill. During 2016, the Company also expects to recover approximately 225,000 pounds of U3O8 from alternate feed materials.

The White Mesa Mill has historically operated on a campaign basis, whereby uranium production is scheduled as mill feed, cash needs, contract requirements, and/or market conditions may warrant. Once the processing for 2016 concludes (expected to be in late 2016), the Company expects to place uranium recovery activities at the Mill on standby until additional mill feed becomes available. The Mill will continue to dry and package material from the Nichols Ranch Plant and continue to receive and stockpile alternate feed materials for future milling campaigns.

The Company is continuing shaft sinking activities at the Canyon Project. Once the shaft depth approaches the mineralized zone, we plan to complete additional exploration drilling to further evaluate the deposit. The timing of our plans to extract and process mineralized materials from this project will be based on the results of this additional evaluation work, along with market conditions, available financing, and sales requirements.

The Company expects to continue to pursue permitting activities at certain of its conventional projects, including the Roca Honda Project and the Sheep Mountain Project. The Company will also continue to evaluate the Bullfrog Property at its Henry Mountains Project. Expenditures for certain of these projects have been adjusted to coincide with expected dates of price recoveries based on our forecasts.

Sales

For 2016, the Company forecasts sales under its existing long-term contracts to total approximately 550,000 pounds of U3O8. Of this total, 300,000 pounds were delivered in the first quarter of the year. The prices for material sold under the existing long-term contracts are either fixed or at floors. The averagesales price under the Company’s long-term contracts is expected to be higher in 2016 versus 2015 levels.

The Company also sold 50,000 pounds of U3O8 to a utility based on spot prices at the time ofthe contract. The Company is currently monitoring market conditions for additional sales opportunities. Selective spot sales are expected to be made as necessary to generate cash for operations and development activities.

In 2017, the Company expects to have existing inventory or expected production to meet all of its commitments to sell 620,000 pounds of uranium under its existing long-term contracts at average sales prices higher than 2015 levels.

About Energy Fuels: Energy Fuels is a leading integrated US-based uranium mining company, supplying U3O8 to major nuclear utilities. Energy Fuels operates two of America’s key uranium production centers, the White Mesa Mill in Utah and the Nichols Ranch Plant in Wyoming. The White Mesa Mill is the only conventional uranium mill operating in the U.S. today and has a licensed capacity of over 8 million pounds of U3O8 per year. The Nichols Ranch Plant is an in situ recovery (“ISR”) production center with a licensed capacity of 2 million pounds of U3O8 per year.Energy Fuels also has the largest NI 43-101 compliant uranium resource portfolio in the U.S. among producers, and uranium mining projects located in a number of Western U.S. states, including one producing ISR project, mines on standby, and mineral properties in various stages of permitting and development. The Company’s common shares are listed on the NYSE MKT under the trading symbol “UUUU”, and on the Toronto Stock Exchange under the trading symbol “EFR”.

CONVERSION FROM IFRS TO U.S. GAAP

As previously announced, effective January 1, 2016, the Company became a ‘U.S. domestic issuer’ for SEC reporting purposes and is therefore required to prepare its financial statements in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”). All prior financial statements and selected financial data have been converted from International Financial Reporting Standards (“IFRS”) into U.S. GAAP for all periods required to be presented in the financial statements and selected financial data.

ADDITIONAL NON-US GAAP FINANCIAL PERFORMANCE MEASURES

The Company has included the additional non-US GAAP measure “Gross Profit” in the financial statements and in this news release. Management noted that “Gross Profit” provides useful information to investors as an indication of the Company’s principal business activities before consideration of how those activities are financed, sustaining capital expenditures, corporate and exploration and evaluation expenses, finance income and costs, and taxation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain “Forward Looking Information” and “Forward Looking Statements” within the meaning of applicable Canadian and United States securities legislation, which may include, but is not limited to, statements with respect to the future financial or operating performance of the Company and its projects, including: production and sales forecasts; expected timelines for the permitting and development of projects; the Company’s expectations as to longer term fundamentals in the market and price projections; the Company’s expectations as to expenditures and cost reductions; the Company’s ability to preserve its cash resources and maintain its resource base; scalability, and the Company’s ability to be able to restart or increase production as market conditions warrant; the ability of the Company to realize the expected benefits of the acquisition of Uranerz; the expected completion and expected benefits from the planned Mesteña and Roca Honda acquisitions; the expected development and evaluations at the Canyon Project; the expected costs at the Company’s Nichols Ranch Project, Canyon Project, and other projects and facilities; expectations that sufficient mill feed will be available to sustain future campaigns at the White Mesa Mill; and expectations to become or maintain its position as a leading uranium company in the United States. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” “does not expect”, “is expected”, “is likely”, “budget” “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “does not anticipate”, or “believes”, or variations of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur”, “be achieved” or “have the potential to”. All statements, other than statements of historical fact, herein are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those anticipated in these forward-looking statements include: risks associated with estimating production, forecasting future price levels necessary to support production, scalability, and the Company’s ability to restart or increase production in response to any increase in commodity prices; risks inherent in the Company’s and the industry’s forecasts or predictions of future uranium prices; risks of delays in obtaining permits and licenses that could impact expected production levels or increases in expected production levels; risks in meeting expected timelines for the development of projects; government and third party actions with respect to supplies of secondary sources of uranium; fluctuations or changes in the market prices of uranium; risks associated with the integration of Uranerz; the risk of failure to complete or realize the expected benefits from the planned Mesteña and Roca Honda acquisitions; risks associated with the expected development and evaluations at the Canyon Project; risks associated with estimated expected costs at the Company’s Nichols Ranch Project, Canyon Project, and other projects and facilities; the risk that sufficient mill feed will not be available to sustain future campaigns at the White Mesa Mill; the risk that uranium prices will not reach the levels required to justify further development or production at the Company’s projects, including the White Mesa Mill, the Nichols Ranch Project, and the Roca Honda Project; the risk that the Company will not be able to enter into suitable term uranium sales contracts in the future to support future development and production decisions; and the other factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K dated March 15, 2016, which is available for review on EDGAR at www.sec.gov/edgar.shtml, on SEDAR at www.sedar.com, and on the Company’s website at www.energyfuels.com. Forward-looking statements contained herein are made as of the date of this news release, and the Company disclaims, other than as required by law, any obligation to update any forward-looking statements whether as a result of new information, results, future events, circumstances, or if management’s estimates or opinions should change, or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements. The Company assumes no obligation to update the information in this communication, except as otherwise required by law.

Investor Inquiries:

Energy Fuels Inc.
Curtis Moore
VP – Marketing and Corporate Development
(303) 974-2140 or Toll free: (888) 864-2125
investorinfo@energyfuels.com
www.energyfuels.com